SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM S-3

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                            ROYALE ENERGY, INC.
          (Exact name of registrant as specified in its charter)


      CALIFORNIA               1311               33-0224120

   (State or other      (Primary Standard     (I.R.S. Employer
   jurisdiction of         Industrial         Identification No.)
   incorporation or       Classification
   organization            Code Number)



                   7676 HAZARD CENTER DRIVE, SUITE 1500
                            SAN DIEGO, CA 92108
                 (Address of principal executive offices)
                Issuer's telephone number:     619-881-2800


                             Stephen M. Hosmer
                            Royale Energy, Inc.
                   7676 Hazard Center Drive, Suite 1500
                            San Diego, CA 92108
                               619-881-2800
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)

                                 Copy to:
                                Lee Polson
                       Sheinfeld, Maley & Kay, P.C.
                      301 Congress Avenue, Suite 1400
                            Austin, Texas 78701
                               512-474-8881
                            (FAX) 512-474-2337

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box. [   ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for
the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box. [   ]


CALCULATION OF REGISTRATION FEE


    TITLE OF       PROPOSED        PROPOSED        MAXIMUM           AMOUNT OF
  SECURITIES TO    AMOUNT TO       MAXIMUM        AGGREGATE      REGISTRATION FEE
  BE REGISTERED  BE REGISTERED  OFFERING PRICE  OFFERING PRICE
                                  PER SHARE      PER SHARE(1)

Common Stock,      1,515,491        $ 11.30     $ 17,125,048.30      $ 4281.26
par value $.01
per share

(1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to the provisions of Rule 457(c), based on the average of the high and low price per share on May 8, 2001.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

{COMPANY LOGO}

Subject to Completion, dated May 10, 2001


                          PRELIMINARY PROSPECTUS

                            ROYALE ENERGY, INC.


                     1,515,491 SHARES OF COMMON STOCK

This prospectus relates to 1,515,491 shares of common stock of Royale Energy, a California corporation (the "Company"), that may be offered and sold from time to time by the several selling shareholders whose shares are being registered (the "selling shareholders"). The stock was issued by the Company to its Directors, or entities, one or more of them controlled by the Directors, as an additional aspect of reimbursement for their services.

The Company's securities are listed on the Nasdaq Stock Market under symbol "ROYL."

See "Risk Factors" beginning on page for a discussion of certain factors that should be considered by prospective purchasers of the stock offered hereby.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is ___________, 2001

                             TABLE OF CONTENTS




1. ROYALE ENERGY...................................................... 3

2. RISK FACTORS....................................................... 3

3. USE OF PROCEEDS.................................................... 7

4. SELLING SECURITY HOLDERS........................................... 7

5. PLAN OF DISTRIBUTION............................................... 8

6. EXPERTS............................................................ 8

7. MATERIAL CHANGES................................................... 9

8. INFORMATION INCORPORATED BY REFERENCE.............................. 9

9. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION...............10

                            ROYALE ENERGY, INC.

                     1,515,491 Shares of Common Stock


1.  ROYALE ENERGY

We are an independent oil and natural gas producer. We produce and sell natural gas, acquire oil and gas lease interests and proved reserves, drill both exploratory and development wells, and sell fractional working interests in wells we intend to drill or participate in drilling. We own wells and leases in major geological basins located mainly in California.

2.  RISK FACTORS

2.1.  Market Conditions and Prices

Our success depends heavily upon our ability to market oil and gas production at favorable prices. In recent decades, there have been both periods of worldwide overproduction and underproduction of hydrocarbons and periods of increased and relaxed energy conservation efforts. As a result the world has experienced periods of excess supply of, and reduced demand for, crude oil on a worldwide basis and for natural gas on a domestic basis; these periods have been followed by periods of short supply of, and increased demand for, crude oil and, to a lesser extent, natural gas. The excess or short supply of oil and gas has placed pressures on prices and has resulted in dramatic price fluctuations. We cannot predict future price trends in the oil and gas business, and we are dependent on market price trends to sell our production at a profit.

Natural gas demand and the prices paid for gas have been seasonal, but in recent years the seasonality has changed. In past years, natural gas demand in Northern California has increased during the winter. More recently, natural gas demand and prices have decreased during the fall and winter and risen in the spring and summer, reflecting increased electricity consumption. The oil business is not generally seasonal in nature.
Rather, oil prices increase and decrease in response to worldwide supply and demand trends. Oil price changes do not usually materially affect our total revenues.

2.2.  UNCERTAINTY OF ESTIMATES OF OIL AND GAS RESERVES

The process of estimating oil and gas reserves is complex, requiring significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. As a result, such estimates are inherently imprecise. Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from those estimated in reserve reports that we periodically obtain from independent reserve engineers.

Any significant variance in these assumptions could materially affect the estimated quantities and present value of our reserves. In addition, our proved reserves may be revised downward or upward, based upon production history, results of future exploration and development, prevailing oil and gas prices and other factors, many of which are beyond our control. Actual production, revenues, taxes, development expenditures and operating expenses with respect to our reserves will likely vary from the estimates used, and such variances may be material.

2.3.  REPLACEMENT OF RESERVES

In general, the volume of production from oil and gas properties declines as reserves are depleted. Except to the extent that we acquire properties containing proved reserves or conduct successful development and exploitation activities, or both, our proved reserves will decline as reserves are produced. Our future oil and gas production is, therefore, highly dependent upon our ability to find or acquire additional reserves. The business of acquiring, enhancing or developing reserves is capital intensive. We seek to reduce our exposure to risk on individual projects by selling a portion of each proposed well to individual investors or other industry participants. We require cash flow from operations as well as outside investments to fund our acquisition and development activities. If our cash flow from operations is reduced and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of oil and gas reserves would be impaired. In addition, we cannot be sure that future acquisition and development activities will result in additional proved reserves or that the Company will be able to drill productive wells at acceptable costs.

2.4.  RESERVE CONCENTRATION RISK

Substantially all of our natural gas reserves are located in northern California. Any interruption in the production from these reserves could materially adversely affect our operations.

2.5.  INDUSTRY RISKS

Oil and gas drilling and production activities are subject to numerous risks, many of which are beyond our control. These risks include the risk that no commercially productive oil or gas reservoirs will be encountered, that operations may be curtailed, delayed or canceled, and that title problems, weather conditions, compliance with governmental requirements, mechanical difficulties or shortages or delays in the delivery of drilling rigs and other equipment may limit our ability to develop, produce or market our reserves. We cannot be sure that new wells we drill will be productive or that we will recover all or any portion of our investment. Drilling for oil and gas may involve unprofitable efforts, not only from dry wells but also from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. In addition, our properties may be susceptible to hydrocarbon drainage from production by other operators on adjacent properties.

Industry operating risks include the risks of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental hazards, such as oil spills, natural gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations. In accordance with customary industry practice, we maintain insurance against some, but not all, of the risks described above. We cannot be sure that any insurance will be adequate to cover losses or liabilities. We cannot predict the continued availability of insurance at premium levels that justify its purchase.

2.6.  ACQUISITION RISKS

We have grown in the past five years by using 3-D seismic technology to acquire and develop exploratory projects in northern California, as well as by acquiring producing properties for further development. The successful acquisition of such properties depends on our ability to assess recoverable reserves, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors. We believe that using 3-D seismic data and other advanced technologies should increase the probability of success of our exploratory wells and should reduce average finding costs through elimination of prospects that might otherwise be drilled solely on the basis of 2-D seismic data.

Nevertheless, exploratory drilling remains a speculative activity. Even when fully utilized and properly interpreted, 3-D seismic data and other advanced technologies assist geoscientists in identifying subsurface structures but do not enable the interpreter to know whether hydrocarbons are in fact present. In addition, 3-D seismic and other advanced technologies require greater pre-drilling expenditures than traditional drilling strategies, and we could incur losses as a result of these costs.

Therefore, our assessments of drilling prospects are necessarily inexact and their accuracy inherently uncertain. In connection with such an assessment, we perform a review of the subject properties that we believe
to be generally consistent with industry practices.   Such a review,
however, will not reveal all existing or potential problems, nor will it permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. Inspections may not always be performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken.

In most cases, we are not entitled to contractual indemnification for pre-closing liabilities, including environmental liabilities, and we generally acquire interests in the properties on an "as is" basis with limited remedies for breaches of representations and warranties. In those circumstances in which we have contractual indemnification rights for pre-closing liabilities, we cannot be sure that the seller will be able to fulfill its contractual obligations.

Competition for producing oil and gas properties is intense and many of our competitors have financial and other resources which are substantially greater than ours. Therefore, we cannot be sure that we will be able to acquire producing oil and gas properties which contain economically recoverable reserves or that it will make such acquisitions at acceptable prices.

2.7.  SUBSTANTIAL CAPITAL REQUIREMENTS

We make substantial capital expenditures for our exploration and development projects. We will finance these capital expenditures with cash flow from operations, sales of direct working interests to third party investors, and proceeds of this offering. We will need additional financing in the future to fund our developmental and exploration activities.

We cannot be sure of the availability or terms of any additional financing that may be required or that financing will continue to be available under the existing or new financing arrangements. If additional capital resources are not available to us, our developmental and other activities may be curtailed, which would harm our business, financial condition and results of operations.

2.8.  MARKETABILITY OF PRODUCTION

The marketability of our natural gas production depends in part upon the availability, proximity and capacity of natural gas gathering systems, pipelines and processing facilities. Most of our natural gas is delivered through natural gas gathering systems and natural gas pipelines that we do not own. Federal, state and local regulation of oil and gas production and transportation, tax and energy policies, and/or changes in supply and demand and general economic conditions could adversely affect our ability to produce and market its oil and gas. Any dramatic change in market factors could have a material adverse effect on our financial condition and results in operations.

2.9.  DEPENDENCE ON KEY PERSONNEL

Our business will depend on the continued services of our president and chief executive officer, Donald H. Hosmer, and chief financial officer, Stephen M. Hosmer. We do not have employment agreements with either Donald or Stephen Hosmer. The loss of the services of either of these individuals would be particularly detrimental to us because of their background and experience in the oil and gas industry. We believe, however, that we could hire qualified executives to replace them if it became necessary to do so.

2.10.  COMPETITION

The oil and gas industry is highly competitive in all its phases. Competition is particularly intense with respect to the acquisition of desirable producing properties, the acquisition of oil and gas prospects suitable for enhanced production efforts, and the hiring of experienced personnel. Our competitors in oil and gas acquisition, development, and production include the major oil companies in addition to numerous independent oil and gas companies, individual proprietors and drilling programs.

Many of our competitors possess and employ financial and personnel resources far greater than those which are available to us. They may be able to pay more for desirable producing properties and prospects and to define, evaluate, bid for, and purchase a greater number of producing properties and prospects than we can. We must compete against these larger companies for suitable producing properties and prospects, to generate future oil and gas reserves.

2.11.  GOVERNMENTAL REGULATION

Domestic oil and gas exploration, production and sales are extensively regulated at both the federal and state levels. Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden. Also, numerous departments and agencies, both federal and state, have legal authority to issue, and have issued, rules and regulations affecting the oil and gas industry which often are difficult and costly to comply with and which carry substantial penalties for noncompliance. State statutes and regulations require permits for drilling operations, drilling bonds, and reports concerning operations. Most states where we operate also have statutes and regulations governing conservation matters, including the unitization or pooling of properties. Our operations are also subject to numerous laws and regulations governing plugging and abandonment, discharging materials into the environment or otherwise relating to environmental protection.
The heavy regulatory burden on the oil and gas industry increases its costs of doing business and consequently affects its profitability. We believe we comply with all such laws, rules, and regulations, but we cannot be sure that a change in such laws, rules or regulations, or the interpretation thereof, will not have material adverse effect on our financial condition or results of operations.

2.12.  INVESTMENT RISKS AS TO MINORITY OR ROYALTY INTEREST PURCHASES

We sometimes acquire less than the controlling working interest in oil and gas properties. In such cases, it is likely that these properties would not be operated by us. We would limit such acquisitions to properties operated by competent entities with which we have discussed the operator's plans for the properties, but we will not have complete control over decisions affecting such properties.

2.13.  ENVIRONMENTAL LIABILITY

Oil and gas activities can result in liability under federal, state and local environmental regulations for activities involving, among other things, water pollution and hazardous waste transport, storage, and disposal. Such liability can attach not only to the operator of record of the well, but also to other parties that may be deemed to be current or prior operators or owners of the wells or the equipment involved.

2.14.  Dividends on Common Stock

On March 27, 2001, our board of directors declared a stock dividend equal to 15% of our outstanding common stock, to be paid to shareholders of record as of May 25, 2001. Based on the number of shares of common stock outstanding on March 31, 2001, the dividend will result in issuance of an additional 572,792 common shares (as adjusted to take into account dividends on stock underlying all outstanding warrants and options to
purchase common stock).   The Company has not declared or paid any cash
dividends to its common shareholders. Its board of directors has discussed whether it may wish to declare a dividend in the future. The future determination as to the payment of dividends will depend on the Company's financial condition and other factors deemed relevant by the Company's board of directors.

2.15.  SHARES ELIGIBLE FOR FUTURE SALE

On March 31, 2001, we had 3,813,613 shares of common stock issued and outstanding. After giving effect to the purchase of common stock pursuant to the exercise of warrants and options to purchase 364,555 that are being registered for sale by selling shareholders in this offering, we would have a total of 4,178,168 shares of common stock issued and outstanding as of March 31, 2001. This number does not count the shares to be issued in the stock dividend discussed in the previous paragraph. After issuance of the stock dividend, including a dividend on the option and warrant shares, a total of 4,804,893 shares would be outstanding after giving effect to the purchase of common stock pursuant to the exercise of options and warrants. The stock and warrants to be sold in this offering will be eligible for resale on the open market. Although it is unlikely to occur, if all the shares were offered for sale in the public market at the same time, it would cause an increase in the number of our common shares in the market and a possible decrease in the price of our common shares, thus resulting in significant dilution of the beneficial ownership interests of the current holders of our common stock. There is no way of knowing with any certainty what number, if any, of shares will be actually offered for sale in the public market in the future.

3.   USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares sold by selling security holders. We will only receive proceeds if a selling security holder exercises warrants or options to purchase shares of our common stock being offered with this prospectus prior to the sale of those shares. If we receive any proceeds from the exercise of options, it will be added to our working capital. We have agreed to bear certain expenses in connection with the registration of the shares of common stock being offered and sold by the selling security holders.


4.   SELLING SECURITY HOLDERS

Some of the Directors of Royale received stock as payment for their services to the corporation. Royale Petroleum Corporation acquired most of its stock as an investment when the Company was founded and acquired additional shares pursuant to the exercise of options and warrants granted to it in past years.


                                                            Shares
                                     --------------------------------------------------
                                        Number Owned    Number to Be   Percent Owned at
  Shareholder(1)     Position Held   Before Offering(2)    Offered     time of Offering
Royale Petroleum                          1,274,076      1,274,076            33.40%
Corporation(RPC)

Donald H.        President, Secretary        16,000         16,000             0.40%
Hosmer           and Director.
                 Chairman of the Board
                 and President of RPC.

Harry E.         Chairman of the Board       45,000         45,000             1.17%
Hosmer

Oscar A.         Director                    72,755         72,755             1.91%
Hildebrandt

Stephen M.       Chief Financial             11,160         11,160             0.29%
Hosmer           Officer and Director
                 Secretary and Director
                 of RPC.

Gilbert C. L.    Director                     5,000          5,000             0.13%
Kemp

Rodney Nahama    Director                    14,000         14,000             0.37%

George M.        Director                    77,500         77,500             2.03%
Watters
                 Total                    1,515,491      1,515,491            39.70%
/TABLE>

The address of each shareholder is 7676 Hazard Drive, Suite 1500, San
Diego, California 92108.

Includes shares which the listed selling shareholder has the right to acquire, from options or warrants, as follows: Royale Petroleum Corporation
230,555, Donald H. Hosmer 15,000, Harry E. Hosmer 45,000, Stephen M. Hosmer

                                   -7-

10,000, Oscar Hildebrandt 20,000, Rodney Nahama 14,000, George M. Watters
30,000, and all officers and directors as a group (excluding Royale
Petroleum Corporation) 134,000. This assumes that all selling shareholders sell all shares being registered in this offering. The selling shareholders may sell some or all of their shares from time to time while this registration is in effect. We do not know if they will choose to sell all of their shares that are being registered.

5.  PLAN OF DISTRIBUTION

The selling shareholders may offer the common stock for sale in one or more transactions, including block transactions, at a fixed price or prices
(which may be changed), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. common stock may be sold by a selling shareholder directly, through agents designated from time to time or to or through broker-dealers designated from time to time.

The common stock may be sold through a broker-dealer acting as agent or broker for the selling shareholders in ordinary brokerage transactions and transactions in which the broker solicits purchasers, or to a broker-dealer acting as a principal. In the latter case, the broker-dealer may then resell such common stock to the public at varying prices to be determined by such broker-dealer at the time of resale.

The selling shareholders may also transfer the shares of common stock by gift. The Company does not know of any arrangements made by the selling shareholders for the sale of any shares of common stock.

The selling shareholders and any agents or broker-dealers that participate with the selling shareholders in the distribution of any of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the common stock purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

To the extent required, the number of shares of common stock to be sold, certain information relating to the selling shareholders, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to a particular offering will be set in an accompanying Prospectus Supplement.


6.  EXPERTS

Our financial statements as of December 31, 2000 and 1999, and for each of the years in the two-year period ending December 31, 2000, incorporated by reference in this prospectus and our registration statement on Form S-3, have been audited by Brown Armstrong Accountancy Corporation, independent public accountants, as indicated in their reports with respect thereto, been incorporated by reference in Royale's Annual Report on Form 10-KSB for the year ended December 31, 2000, which is incorporated by reference herein in reliance upon the authority of Brown Armstrong as experts in accounting and auditing in giving their reports.

Information related to the estimated proved reserves attributable to certain oil and gas properties of Royale as of December 31, 2000, and estimates of future net cash flows and present value of the reserves have been incorporated by reference in Royale's Annual Report on Form 10-KSB for the year ended December 31, 2000, which is incorporated herein by reference, in reliance on the reserve report, dated February 27, 2001, prepared by WZI, Inc., independent petroleum engineers.

The validity of the common shares offered pursuant to this prospectus will be passed on by Sheinfeld, Maley & Kay, P.C., Austin, Texas.

                                -8-

7.  MATERIAL CHANGES

On March 27, 2001, our board of directors declared a stock dividend equal to 15% of our outstanding common stock, to be paid to shareholders of record as of May 25, 2001. Based on the number of shares of common stock outstanding on March 31, 2001, the dividend will result in issuance of an additional 572,792 common shares (as adjusted to take into account dividends on stock underlying all outstanding warrants and options to purchase common stock).

Other than declaration of the stock dividend, there have been no material changes since our last filed Annual Report on Form 10-KSB for the year ended December 31, 2000, which was filed with the SEC on April 2, 2001.

8.  INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all shares offered by this Prospectus or until this offering is otherwise completed:

Our Annual Report on Form 10-KSB for the year ended December 31, 1999.

Our Current Reports on Form 8-K reporting receipt of payments to settle a lawsuit on February 18, 2000.

Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000.

Our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000.

Our Quarterly Report on Form 10-QSB for the quarter ended September 30,
2000.

Our Annual Report on Form 10-KSB for the year ended December 31, 2000.

You may request free copies of these filings by writing or telephoning us at the following address:

Royale Energy, Inc.
7676 Hazard Centre Drive
Suite 1500
San Diego, CA 92108
619-881-2800
E-mail:  WWW.ROYL.COM

We file annual, quarterly and period reports, proxy statements and other information with the Securities and Exchange Commission using the SEC's
EDGAR system. You can find our SEC filings on the SEC's web site, WWW.SEC.GOV. You may read and copy any materials that we file with the SEC at its Public Reference Room at 450 5th Street, N.W., Washington, D.C.
20549. Our common stock is listed on the Nasdaq National Market System, under the symbol "ROYL," and all reports, proxy statements and other information that we file with Nasdaq may be inspected at its offices at 1735 K Street N.W., Washington, D.C. 20006.

We furnish our shareholders with an annual report, which contains audited financial statements, and such other reports as we, from time to time, deem appropriate or as may be required by law. We use the calendar year as our fiscal year.

                                 -9-

Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is inconsistent with information contained in this document or any document incorporated herein. This prospectus is not an offer to sell these securities in any state where the offer or sale of these securities is not permitted. The information in this prospectus is current as of the date it is mailed to security holders, and not necessarily as of any later date. If any material change occurs during the period that this prospectus is required to be delivered, this prospectus will be supplemented or amended.

9.  DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Under Article IV of our Articles of Incorporation, we have eliminated the potential liability of Directors to us, and we are also required to indemnify our Directors against any liability for monetary damages, to the extent allowed by California law. The California Corporations Code allows corporations, including our Company, to eliminate or limit the liability of directors for monetary damages except to the extent that the acts of the director are in bad faith, constitute intentional or reckless misconduct, result in an improper personal benefit, or amount to an abdication of the directors' duties. The Corporations Code provisions do not affect the availability of equitable remedies against directors nor change the standard of duty to which directors are held. Our Articles of Incorporation also provide that if California law is amended to provide additional indemnity or relief from liability to directors, such relief or indemnity shall automatically be applied for the benefit of our Directors.

The Securities and Exchange Commission has stated that, in its opinion, indemnification of officers and directors for violations of federal securities laws is unenforceable and void as a matter of public policy.







                                    -10-

{COMPANY LOGO}









                            ROYALE ENERGY, INC.














                     1,515,491 SHARES OF COMMON STOCK







                                  {DATE}







                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, all of which will be paid by the Company:

    ITEM                                    AMOUNT (1)

    SEC registration fee                    $4,281.26
    Legal fees and expenses                 $3,000.00
    Miscellaneous expenses                    $500.00
                             Total:         $7,781.26

    (1) All items other than SEC registration fee are estimates.


ITEM 15   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Section 317 of the California Corporations Code, the Company is empowered to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an officer, director, employee or other agent of the Company or its subsidiaries, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. In addition, the Company may indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was an officer, director, employee or other agent of the Company or its subsidiaries, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be including reasonably inquiry, as an ordinarily prudent person in a like position would use under similar circumstances, provided that court approval is obtained in the case of an adverse judgment or settlement. The Company is required to advance expenses incurred by an officer or director in defending any proceeding prior to final disposition upon receipt of an undertaking to repay, unless it shall be determined ultimately that the officer or director is entitled to indemnification.

Article IV of the Company's Articles of Incorporation requires the Company to indemnify its officers and directors to the maximum extent permitted by California law and authorizes the Company to indemnify its officers and directors in excess of the provisions of Section 317 of the California
Corporations Code.

The Company has entered into indemnification agreements with each of the Company's directors and with Donald H. Hosmer and Stephen M. Hosmer as officers of the Company. In general, the indemnification agreements provide that the Company shall indemnify such officer or director from any and all expenses in any proceeding or threatened proceeding by reason of an indemnification event. The term indemnification event shall mean any event or occurrence related to the fact that such officer or director is an officer or director of the Company or anything done or not done by such officer or director while serving as such. Expenses shall mean all expenses, including without limitation, attorneys' fees, fines, judgments, interest or other amounts paid in settlement. In addition, the agreement requires the Company to advance such expenses to such officer or director if so requested.

                                    -II-1-

ITEM 16   EXHIBITS AND FINANCIAL STATEMENTS

See the Exhibit Index which is incorporated herein by reference.



ITEM 17   UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (a) to file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

          (1) to include any prospectus required by section 10(a)(3) of the Securities Act.

          (2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
          424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set for the in the "Calculation of Registration
          Fee" table in the effective registration statement.

          (3) to include any additional material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (b) that, for determining liability under the Securities Act of 1933, the Registrant will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (c) to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions set forth or described in Item of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                    -II-2-

If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Royale Energy, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on May 10, 2001.

                              ROYALE ENERGY, INC.

                                   /S/ DONALD H. HOSMER
                              Donald H.  Hosmer, President and Chief
                             Executive Officer


                             POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Royale Energy, Inc. (the "Company"), a California corporation, for himself and not for one another, does hereby constitute and appoint
Donald H. Hosmer and Stephen M. Hosmer, and each of them, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments, including post-effective amendments, to this Registration Statement, and to sign a Registration Statement pursuant to Section 462(b) of the Securities Act of 1933, and to cause the same
(together with all Exhibits thereto) to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.


Date: May 10, 2001                      /S/ HARRY E. HOSMER
                                   Harry E. Hosmer, Chairman of the Board

Date: May 10, 2001                      /S/ DONALD H. HOSMER
                                   Donald H. Hosmer, Chief Executive Officer,
                                   President, Secretary, and Director

Date: May 10, 2001                      /S/ STEPHEN M. HOSMER
                                   Stephen M. Hosmer, Chief Financial Officer
                                   and Director (Chief Accounting Officer)

Date: May 10, 2001                      /S/ OSCAR A. HILDEBRANDT
                                   Oscar A. Hildebrandt, Director

                                    -II-3-

Date: May 10, 2001                      /S/ GILBERT C. L. KEMP
                                   Gilbert C.L. Kemp, Director

Date: May 10, 2001                     /S/ RODNEY NAHAMA
                                   Rodney Nahama, Director

Date: May 10, 2001                      /S/ GEORGE M. WATTERS
                                   George M. Watters, Director


                               EXHIBIT INDEX

EXHIBIT    DESCRIPTION                                                   PAGE

           * CERTAIN OF THE EXHIBITS SET FORTH IN THE FOLLOWING
             INDEX ARE INCORPORATED BY REFERENCE.

3.1        Restated Articles of Incorporation of Royale Energy, Inc.,      *
           incorporated by reference to Exhibit 3.1 of the Company's
           10-SB Registration Statement.

3.2        Certificate of Amendment to the Articles of Incorporation of    *
           Royale Energy, Inc. (effecting reverse stock split and
           defining certain rights of equity security holders),
           incorporated by reference to Exhibit 3.1 of the Company's Form
           8-K dated October 31, 1994.

3.3        Bylaws of Royale Energy, Inc., incorporated by reference to     *
           Exhibit 3.2 of the Company's Form 10-SB Registration
           Statement.

4.1        Certificate of Determination of the Series A Convertible        *
           Preferred Stock, incorporated by reference to Exhibit 4.1 of the Company's 10-SB Registration Statement.

4.2        Certificate of Determination of the Series AA Convertible       *
           Preferred Stock, incorporated by reference to Exhibit 4.2 of the Company's 10-SB Registration Statement.

5.1 Opinion of Sheinfeld, Maley & Kay, P.C., as to the validity of the shares being offered

23.1       Consent of Brown Armstrong Randall Reyes Paulden & McCown
           Accounting Corporation

23.2       Consent of Sheinfeld, Maley & Kay, P.C. (included in Exhibit
           5.1)

23.3       Consent of WZI, Inc.

24.1       Power of Attorney (included on signature page)


                                    -II-4-
